Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 13, 2018, with respect to the consolidated financial statements of Algeco US Holdings LLC included in the Proxy Statement of Platinum Eagle Acquisition Corp. that is made a part of Amendment No. 4 to the Registration Statement (Form S-4 No. 333-228363) and Prospectus of Platinum Eagle Acquisition Corp. for the registration of its equity securities.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 4, 2019